Exhibit 99.1

DIGITAL REALTY TRUST, INC.

First Quarter 2009

Consolidated Balance Sheets (1)

(Dollars in thousands, except share data)

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Investments in real estate
Land	$314,077	$316,318
Acquired ground leases	2,670	2,733
Buildings and improvements	2,577,169	2,467,830
Tenant improvements	252,549	255,818

Investments in real estate	3,146,465	3,042,699
Accumulated depreciation and amortization	(337,663)	(302,960)

Net investments in properties	2,808,802	2,739,739
Investment in unconsolidated joint venture	8,597	8,481

Net investments in real estate	2,817,399	2,748,220
Cash and cash equivalents	78,936	73,334
Accounts and other receivables, net	37,923	39,108
Deferred rent	110,913	99,957
Acquired above market leases, net	29,638	31,352
Acquired in place lease value and deferred leasing costs, net	219,228	222,389
Deferred financing costs, net	14,787	16,275
Restricted cash	31,234	45,470
Other assets	11,555	4,940

Total Assets	$3,351,613	$3,281,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving credit facility	$254,021	$138,579
Unsecured senior notes	83,000	58,000
Mortgage loans	939,807	1,026,594
4.125% exchangeable senior debentures due 2026	162,860	161,901
Accounts payable and other accrued liabilities	139,606	171,176
Accrued dividends and distributions	—	26,092
Acquired below market leases, net	72,075	76,660
Security deposits and prepaid rents	54,168	46,967

Total Liabilities	1,705,537	1,705,969

Commitments and contingencies	—	—
EQUITY:
Stockholders’ equity:
Preferred Stock: $0.01 par value, 30,000,000 authorized:
Series A Cumulative Redeemable Preferred Stock, 8.50%, $103,500,000 liquidation preference ($25.00 per share), 4,140,000 issued and outstanding	99,297	99,297
Series B Cumulative Redeemable Preferred Stock, 7.875%, $63,250,000 liquidation preference ($25.00 per share), 2,530,000 issued and outstanding	60,502	60,502
Series C Cumulative Convertible Preferred Stock, 4.375%, $175,000,000 liquidation preference ($25.00 per share), 6,999,995 issued and outstanding	169,067	169,068
Series D Cumulative Convertible Preferred Stock, 5.500%, $345,000,000 liquidation preference ($25.00 per share), 13,795,500 issued and outstanding	333,472	333,581
Common Stock; $0.01 par value: 125,000,000 authorized, 76,042,511 and 73,306,703 shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	758	732
Additional paid-in capital	1,142,483	1,057,107
Dividends in excess of earnings	(181,645)	(166,863)
Accumulated other comprehensive income, net	(58,827)	(49,503)

Total stockholders’ equity	1,565,107	1,503,921

Noncontrolling interests:
Noncontrolling interest in operating partnership	64,986	66,797
Noncontrolling interest in consolidated joint venture	15,983	4,358

Total noncontrolling interests	80,969	71,155

Total Equity	1,646,076	1,575,076

Total Liabilities and Equity	$3,351,613	$3,281,045

(1)	Results for all periods have been adjusted for the retroactive application of the new accounting pronouncements adopted by the Company on January 1, 2009 (see footnote 1 on page 6).

DIGITAL REALTY TRUST, INC.

First Quarter 2009

Consolidated Debt Analysis

(unaudited, in thousands)

	Maturity Date		Principal Balance as of March 31, 2009	% of Debt	Interest Rate as of March 31, 2009	Interest Rate as of March 31, 2009 including swaps
Unhedged Floating Rate Debt
Revolving credit facility	August 31, 2012	(1)	254,021	17.7%	1.80%	2.79%

			$254,021	17.7%
Fixed Rate Mortgage Debt and Hedged Floating Rate Debt
Secured Term Debt	November 11, 2014		145,869	10.2%	5.65%	—
3 Corporate Place	August 1, 2013	(1)	80,000	5.6%	6.72%	—
200 Paul Avenue 1-4	October 8, 2015		78,945	5.5%	5.74%	—
2045 & 2055 LaFayette Street	February 6, 2017		67,851	4.7%	5.93%	—
Mundells Roundabout	November 30, 2013		61,338	4.3%	2.85%	4.18%
600 West Seventh Street	March 15, 2016		56,499	3.9%	5.80%	—
2323 Bryan Street	November 6, 2009		54,831	3.8%	6.04%	—
34551 Ardenwood Boulevard 1-4	November 11, 2016		55,000	3.8%	5.95%	—
1100 Space Park Drive	December 11, 2016		55,000	3.8%	5.89%	—
150 South First Street	February 6, 2017		53,178	3.7%	6.30%	—
114 Rue Ambroise Croizat	January 18, 2012		42,156	2.9%	2.86%	5.13%
1500 Space Park Drive	October 5, 2013		43,253	3.0%	6.15%	—
2334 Lundy Place	November 11, 2016		40,000	2.8%	5.96%	—
Unit 9, Blanchardstown Corporate Park	January 18, 2012		36,244	2.5%	2.86%	5.35%
6 Braham Street	April 10, 2011		18,906	1.3%	2.55%	5.84%
Paul van Vlissingenstraat 16	July 18, 2013		14,228	1.0%	3.11%	5.58%
Chemin de l’Epinglier 2	July 18, 2013		10,333	0.7%	3.01%	5.57%
1125 Energy Park Drive	March 1, 2032		9,301	0.6%	7.62%	—
Gyroscoopweg 2E-2F	October 18, 2013		9,057	0.6%	3.01%	5.49%
731 East Trade Street	July 1, 2020		5,470	0.4%	8.22%	—

			$937,459	65.1%
4.125 % exchangeable senior debentures due 2026	August 15, 2026		172,500	12.0%	4.13%	—
Unsecured senior notes — Series A	July 24, 2011		25,000	1.7%	7.00%	—
Unsecured senior notes — Series B	November 5, 2013		33,000	2.3%	9.32%	—
Unsecured senior notes — Series C	January 6, 2016		25,000	1.7%	9.68%	—
Total Fixed Rate Debt Including Swaps			$1,192,959	82.8%
Unamortized discount on 4.125% exchangeable senior debentures due 2026			(9,640)	(0.7%)
Unamortized Loan premium—1125 Energy Park Drive, 731 East Trade Street and 1500 Space Park Drive mortgages			2,348	0.2%

Total Consolidated Debt			$1,439,688	100.0%

Weighted average cost of debt (including interest rate swaps)						5.55%

(1)	Assumes all extensions will be exercised.

Credit Facility

(in thousands)

	Maximum Available as of March 31, 2009	Available as of March 31, 2009	Drawn as of March 31, 2009
Revolving Credit Facility	$675,000	$407,500	$254,021

Note: Increased to $720,000 on April 28, 2009.